UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2025

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition Corp. V

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40418	85-2412613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

524 Broadway 11th Floor New York, NY	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646)493-6558

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCAG
Rights	MCAGR
Units	MCAGU

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Departure of Independent Registered Public Accounting Firm

On August 1, 2025, upon the approval and authorization of the Audit Committee of the Board of Directors (the “Audit Committee”) of Mountain Crest Acquisition Corp. V (the “Company”) and upon the approval of the Board of Directors of the Company (the “Board”), the Company dismissed UHY LLP (“UHY”) as the Company’s independent registered public accounting firm, effective immediately.

The Company was incorporated on April 8, 2021, and the financial statements for the period from April 8, 2021 (inception) to December 31, 2021, and for each of the years ending December 31, 2022, December 31, 2023, and December 31, 2024, were audited by UHY LLP. The auditor’s reports of UHY on the financial statements as of December 31, 2021, 2022, 2023 and 2024, and for the period from April 8, 2021 (inception) to December 31, 2021, and for each of the years ended December 31, 2022, December 31, 2023, and December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainties, audit scope, or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about the Company’s ability to continue as a going concern.

During the period from April 8, 2021 (inception) to December 31, 2021, and for each of the years ended December 31, 2022, December 31, 2023, and December 31, 2024, and the subsequent interim period through August 1, 2025, there have been no: (i) disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of UHY, would have caused them to make reference thereto in their reports on the financial statements or (ii) “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided UHY a copy of the above disclosure made in response to this Current Report on Form 8-K and has requested that UHY provide a letter addressed to the U.S. Securities and Exchange Commission stating whether UHY agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A copy of UHY’s letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On August 1, 2025, upon the approval of the Audit Committee and upon the approval of the Board, the Company engaged WWC, P.C. (“WWC”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements, effective on August 1, 2025.

During the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through the date of WWC’s engagement, neither the Company nor anyone acting on its behalf consulted WWC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and neither a written report nor oral advice was provided to the Company by WWC that WWC concluded was an important factor considered by the Company in reaching a decision as to such accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION
16.1	Letter from UHY LLP, dated August 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2025

MOUNTAIN CREST ACQUISITION CORP. V

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

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